UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 2, 2026

ALLIED GAMING & ENTERTAINMENT INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

CEO Share Issuance and Reimbursement Agreement. On May 2, 2026, Allied Gaming & Entertainment Inc. (the “Company”) and Yangyang Li, the Company’s Chief Executive Officer and Chairman, in his personal capacity (“Mr. Li”), entered into a Share Issuance and Reimbursement Agreement (the “CEO Agreement”). The CEO Agreement provides for (i) the issuance to Mr. Li, subject to the satisfaction of certain conditions, of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in recognition of Mr. Li’s personal guaranty of the Company’s settlement obligations to Knighted Pastures, LLC and (ii) an unconditional obligation of the Company, effective from the date of the CEO Agreement, to reimburse and indemnify Mr. Li, on a back-to-back basis, in respect of any amounts paid by Mr. Li under such guaranty.

Share Issuance to Mr. Li. Subject to the satisfaction or waiver of the conditions described below, the Company will issue to Mr. Li (the “CEO Share Issuance”) a number of shares of Common Stock equal to twenty-five percent (25%) of the Company’s estimated maximum aggregate exposure under the Guaranty (as defined below) divided by $0.30 per share, which represents the approximate thirty (30) trading day volume-weighted average price of the Common Stock through the trading day immediately preceding the date of the Guaranty (as described below). The CEO Share Issuance is conditioned upon (i) the establishment of a special committee of independent and disinterested directors of the Company’s Board of Directors (the “Special Committee”) and the Special Committee’s approval of the transactions and amounts contemplated by the CEO Agreement, with the assistance of independent legal counsel and an independent financial advisor; (ii) receipt by the Special Committee of a written fairness opinion or other written financial analysis from such financial advisor; (iii) approval of the CEO Agreement and the CEO Share Issuance by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon, including a majority of the shares of Common Stock held by stockholders other than Mr. Li and his affiliates and associated persons; and (iv) compliance with applicable Nasdaq listing rules. The shares issued in the CEO Share Issuance will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no registration rights are being granted with respect to such shares.

Reimbursement Obligation. Separately, the CEO Agreement provides for the Company’s reimbursement and indemnification of Mr. Li, on a back-to-back basis, in respect of amounts paid by Mr. Li under that certain Guaranty, dated as of April 10, 2026, by the Company and Mr. Li, as guarantors, in favor of Knighted Pastures, LLC, as beneficiary (the “Guaranty”), pursuant to which the Company and Mr. Li jointly and severally guaranteed payment to Knighted Pastures, LLC of an attorneys’ fee award of US$5,936,738.36 plus accrued interest. If Mr. Li makes any payment under the Guaranty, or incurs any liability, loss, cost or expense in respect of the Guaranty or its enforcement against him, the Company is required to reimburse Mr. Li in such amount, together with interest at a simple rate of 8.75% per annum. The Company’s reimbursement obligation is a separate, independent and unconditional obligation of the Company that is effective from the date of the CEO Agreement, is not contingent upon the consummation of the CEO Share Issuance or the satisfaction of any of the conditions described above, and will survive any termination of the CEO Agreement.

The foregoing description of the CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

General Counsel Share Issuance Agreement. On May 2, 2026, the Company and Xiao Yundan, the Company’s General Counsel, in her personal capacity (the “General Counsel”), entered into a Share Issuance Agreement (the “GC Agreement”). The GC Agreement provides for the grant and issuance to the General Counsel, subject to the satisfaction of certain conditions, of an equity award (the “GC Award”) of up to 3,000,000 shares of Common Stock under the Company’s 2019 Equity Incentive Plan (as amended, the “Plan”), as compensatory equity intended to (i) partially address a determined gap between the General Counsel’s prior cash compensation levels and prevailing market compensation for general counsel of similarly situated publicly listed companies, (ii) recognize the General Counsel’s expanded responsibilities and ongoing contributions to the Company, and (iii) promote retention.

Share Issuance to the General Counsel. The aggregate value of the GC Award Shares shall not exceed US$900,000 (with each such share issued valued at $0.30, representing the approximate thirty (30) day trading volume-weighted average price of the Common Stock through the trading day immediately preceding April 10, 2026, the benchmark date used for the CEO Share Issuance), with the final aggregate value and corresponding final number of GC Award Shares to be determined by the Company’s Board of Directors (the “Board”) (or the Compensation Committee of the Board (the “Compensation Committee”), as applicable) in its discretion not later than three Business Days prior to the closing of the GC Award. Subject to the General Counsel’s continued service with the Company through each applicable vesting date and to the terms of the Plan and the applicable award agreement issued thereunder, the GC Award Shares will vest as follows: (i) thirty percent (30%) on the date of issuance; (ii) thirty-five percent (35%) on the six-month anniversary of the date of issuance; and (iii) the remaining thirty-five percent (35%) on the twelve-month anniversary of the date of issuance. Vesting will be accelerated upon termination without cause or resignation with good reason. The GC Agreement also imposes a lock-up restriction prohibiting the General Counsel from transferring the GC Award Shares (subject to customary permitted transfer exceptions) for a period of six months following each applicable vesting date.

Conditions to Issuance. The grant and issuance of the GC Award Shares is conditioned upon (i) the recommendation of the GC Award by the Compensation Committee in accordance with the terms of the Plan, (ii) the subsequent approval of the GC Award by the Board (with a majority of the independent directors voting in favor) following such recommendation, (iii) the approval by the Company’s stockholders of an amendment to the Plan to increase the authorized share reserve thereunder by an amount sufficient to cover the GC Award Shares, and (iv) compliance with applicable Nasdaq listing rules. The Company intends to include the proposed amendment to the Plan in the proxy statement for its next annual meeting of stockholders (or at a special meeting, as the Board may determine). No GC Award Shares will be issued unless and until each of these conditions has been satisfied. The GC Award Shares, when issued, will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and no registration rights are being granted with respect to the GC Award Shares.

The foregoing description of the GC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the CEO Share Issuance and the GC Award is incorporated herein by reference. The shares of Common Stock to be issued in the CEO Share Issuance and as the GC Award Shares, when and if issued upon the satisfaction of the conditions described in Item 1.01, will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, based on representations made by Mr. Li in the CEO Agreement and by the General Counsel in the GC Agreement, respectively.

Item 5.02(e)     Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the CEO Agreement and the GC Agreement is incorporated herein by reference. The CEO Agreement, including the Company’s reimbursement obligation thereunder (which is effective from the date of the CEO Agreement) and the conditional CEO Share Issuance, may constitute a material arrangement with a named executive officer of the Company required to be reported pursuant to Item 5.02(e) of Form 8-K. The GC Agreement may constitute a material compensatory arrangement with an officer of the Company required to be reported pursuant to Item 5.02(e) of Form 8-K to the extent applicable.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Issuance and Reimbursement Agreement, dated as of May 2, 2026, by and between Allied Gaming & Entertainment Inc. and Yangyang Li.
10.2	Share Issuance Agreement, dated as of May 2, 2026, by and between Allied Gaming & Entertainment Inc. and Yundan Xiao.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

By:	/s/ Roy Anderson
Name:	Roy Anderson
Title:	Chief Financial Officer

Date: May 4, 2026